DATE:    April 23, 2003



AMERICAN MEDICAL SYSTEMS REPORTS
ANOTHER RECORD SALES QUARTER

Women's Health Revenues
Grow 48%


      MINNEAPOLIS, April 23 -- American Medical Systems Holdings Inc. (Nasdaq:
AMMD) reported record sales in the first quarter of 2003 of $39.3 million, a 13 percent increase over sales of $34.7 million in the comparable quarter of 2002 (11 percent before gain from foreign currency changes). Net income in the quarter was $5.5 million, or $0.16 per share, up slightly from $5.4 million, or $0.16 per share, in the comparable quarter of 2002. Net income in 2002 benefited from the company's pension fund termination, without which 2002 net income would have been $5.0 million, or $.15 per share; net income in 2003 was net of after-tax losses from the newly acquired CryoGen operations, without which net income would have increased 34 percent to $6.7 million, or $.20 per share. A summary of the adjustments is attached.

      Douglas W. Kohrs, president and CEO, commented, "We are proud of our first-quarter performance and the early progress we have made with the CryoGen acquisition. Revenues from our major product groups continue to show strong growth, with revenue from women's health products leading the way at 48 percent growth over the first quarter of 2002. Included in this record growth in women's health were net revenues from the sale of CryoGen's Her Option disposables of $0.7 million, in line with our expectations for the quarter. Male continence revenues grew 14 percent for the quarter and erectile restoration revenues grew 3 percent. We again demonstrated strong expense controls, resulting in operating margins for the non-CryoGen business expanding to 27 percent of sales from 22 percent of sales in 2002."

      Commenting further on the sales growth, Mr. Kohrs noted, "We are very pleased with the growth from women's health products, including both the SPARC and the Monarc sling systems for stress urinary incontinence. As we said in our April 14 Monarc announcement, this new subfascial hammock system was released in several European countries during the first quarter, and we are looking forward to having U.S. availability in the second half of 2003. The company also reached a significant milestone in the first quarter as total company continence revenues exceeded erectile restoration revenues for the first time in our 30 year history."



OUTLOOK

      Looking forward, Mr. Kohrs said AMS still expects full year sales to increase 17 to 22 percent over 2002 sales, including the increase from the sales of Her Option products and full-year operating margin for 2003 to show improvement over the full year 2002 operation margin. Operating margins in the first half of 2003 are expected to be adversely affected by significant start-up expenses of the CryoGen acquisition.

      In the second quarter of 2003, AMS expects total revenues to be in the range of $41 to $43 million dollars. Operating margin as a percent of sales for the second quarter of 2003 is expected to be slightly better than the first quarter of 2003 and slightly lower than the second quarter of 2002.

AMERICAN MEDICAL SYSTEMS
APRIL 23, 2003
Page 2 of 7





EARNINGS CALL INFORMATION

      American Medical Systems will host a conference call today at 5:00 p.m. eastern time to discuss its first quarter 2003 results. A live web cast of the call is available from the Company's corporate website at www.AmericanMedicalSystems.com and via replay two hours after the completion of the call.



ABOUT AMERICAN MEDICAL SYSTEMS

      American Medical Systems, headquartered in Minnetonka, Minnesota, is a world leader in medical devices and procedures to treat erectile dysfunction
(ED); other men's health problems, (including incontinence, BPH, and stricture); and women's health problems, including, menorrhagia, incontinence, and other pelvic floor defects. Although not often life-threatening, these disorders can significantly diminish one's quality of life and profoundly affect social relationships. In recent years, the number of people seeking treatment has increased markedly as a result of longer life expectancy, higher quality-of-life expectations, and greater awareness of new treatment alternatives. Physicians use American Medical Systems' products to reduce or eliminate the incapacitating effects of these diseases, often through minimally invasive surgery. The company believes its products were used to treat over 70,000 patients in 54 countries during the last 12 months. More information about the company and its products may be found at:
www.AmericanMedicalSystems.com.



FORWARD-LOOKING STATEMENTS

      Statements about the company's future product availability, sales, and financial results are forward-looking statements subject to risks and uncertainties including the timing and success of new product introductions, continued physician endorsement and use of the company's products, competitor activities, changes in reimbursement rates, potential product recalls, and the integra- tion of acquired businesses and product lines. These risks and uncertainties are more fully described in the company's Annual Report on Form 10-K for the year ended December 28, 2002, and its other filings. Actual results may differ materially from anticipated results. AMS 700, Her Option, InhibiZone, Monarc, and SPARC are AMS trademarks.

Contact:          Doug Kohrs
                  President and Chief Executive Officer
                  952-930-6118
                  Doug.Kohrs@AmericanMedicalSystems.com

                  Jim Call
                  Executive Vice President
                    and Chief Financial Officer
                  952-930-6238
                  Jim.Call@AmericanMedicalSystems.com

AMERICAN MEDICAL SYSTEMS
APRIL 23, 2003
Page 3 of 7




AMERICAN MEDICAL SYSTEMS HOLDINGS INC.
STATEMENTS OF OPERATIONS
(In thousands, except per share data)

                                                           Three months through March
                                                       ----------------------------------
                                                            2002                2003
                                                       ----------------    --------------

NET SALES                                                      $34,715           $39,347

OPERATING EXPENSES
    Cost of goods sold                                           7,132             6,943
    Marketing and selling                                       12,810            14,797
    General and administrative                                   3,279             4,070
    Research and development                                     2,834             3,791
    Amortization of intangibles                                    939             1,065
                                                               -------           -------
    Total operating expenses                                    26,994            30,666
                                                               -------           -------

OPERATING INCOME                                                 7,721             8,681

OTHER INCOME (EXPENSE)
    Royalty income                                                 783               777
    Other income                                                   721                35
    Interest expense, net                                         (330)             (596)
                                                               -------           -------
    Total other income (expense)                                 1,174               216
                                                               -------           -------
INCOME BEFORE INCOME TAXES                                       8,895             8,897

PROVISION FOR INCOME TAXES
    Income tax expense                                           3,478             3,443
                                                               -------           -------

NET INCOME                                                     $ 5,417           $ 5,454
                                                               =======           =======

NET INCOME PER SHARE
    Basic                                                        $0.17             $0.17
    Diluted                                                      $0.16             $0.16
WEIGHTED AVERAGE SHARES USED IN CALCULATION
    Basic                                                       32,005            32,547
    Diluted                                                     34,221            34,042

AMERICAN MEDICAL SYSTEMS
APRIL 23, 2003
Page 4 of 7




AMERICAN MEDICAL SYSTEMS HOLDINGS INC.
CONSOLIDATED BALANCE SHEET
(In thousands)


                                                            December 28, 2002          March 29, 2003
                                                           ------------------         ----------------
ASSETS
    Current assets
        Cash and short-term investments                            $ 79,429                $ 42,767
        Accounts receivable, net                                     27,208                  27,905
        Inventories                                                  13,475                  15,451
        Deferred taxes and other current assets                       5,697                   5,775
                                                                   --------                --------
        Total current assets                                        125,809                  91,898

    Property, plant and equipment, net                               21,328                  23,294
    Goodwill and intangibles, net                                    96,298                 135,056
    Deferred taxes and other assets                                   8,210                   7,748
                                                                   --------                --------
    Total assets                                                   $251,645                $257,996
                                                                   ========                ========

LIABILITIES AND STOCKHOLDERS' EQUITY
    Current liabilities
        Accounts payable                                           $  3,000                $  3,483
        Accrued liabilities and taxes                                19,523                  20,195
        Current portion of notes payable                              6,000                   6,000
                                                                   --------                --------
        Total current liabilities                                    28,523                  29,678

    Long-term notes payable                                          18,000                  16,636
    Other long-term liability                                           860                     444

    Stockholders' equity                                            204,262                 211,238
                                                                   --------                --------

    Total liabilities and stockholders' equity                     $251,645                $257,996
                                                                   ========                ========



Note: The CryoGen purchase price has been allocated to goodwill pending completion of the acquisition valuation study.

AMERICAN MEDICAL SYSTEMS
APRIL 23, 2003
Page 5 of 7





AMERICAN MEDICAL SYSTEMS HOLDINGS INC.
CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)

                                                                                Three months through March
                                                                              ------------------------------
                                                                                 2002                2003
                                                                              -----------         ----------

CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                                     $5,417             $5,454
   Adjustments to reconcile net income to net cash
         provided  by operating activities:
           Depreciation                                                              950              1,383
      Amortization of intangibles, including deferred financing                    1,010              1,136
costs
      Non-cash deferred compensation                                                  59                 46
      Income tax benefit related to stock option plans                               279                170
      Change in net deferred taxes                                                   108               (83)
      Changes in operating assets and liabilities                                 (4,145)            (7,345)
                                                                                --------           --------
    Net cash provided by operating activities                                      3,678                761

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of property, plant and equipment                                       (440)              (707)
    Purchase of businesses, net of cash acquired                                       0            (36,940)
    Purchase of investments, net of sales                                         (6,123)                 0
                                                                                --------           --------
    Net cash used in investing activities                                         (6,563)           (37,647)

CASH FLOWS FROM FINANCING ACTIVITIES
    Issuance of common stock                                                         430                570
    Payments on long-term debt                                                    (2,182)            (1,956)
                                                                                --------           --------
    Net cash provided by financing activities                                     (1,752)            (1,386)

EFFECT OF EXCHANGE RATES                                                             (56)             1,610
                                                                                --------           --------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                        ($4,693)          ($36,662)
                                                                                ========           ========



Note: Changes in operating assets and liabilities include approximately $3.8 million in CryoGen accrued acquisition liabilities

AMERICAN MEDICAL SYSTEMS
APRIL 23, 2003
Page 6 of 7





AMERICAN MEDICAL SYSTEMS HOLDINGS INC.
SELECTED SALES INFORMATION
(In Thousands)

                                                          Three months through March
                                                        -------------------------------
                                                            2002               2003
                                                        -----------         -----------
SALES
    Product line
      Erectile restoration                                 $17,295             $17,854
      Other men's health
        Male continence                                      9,028              10,283
        Prostate treatments                                  1,645               1,199
                                                           -------             -------
        Total                                               10,673              11,482
      Women's health                                         6,747              10,011
                                                           -------             -------
      Total                                                $34,715             $39,347
                                                           =======             =======

    Geography
        United States                                      $29,159             $32,347
        Outside United States                                5,556               7,000
                                                           -------             -------
      Total                                                $34,715             $39,347
                                                           =======             =======

SHARE OF TOTAL SALES
    Product line
      Erectile restoration                                      50%                 45%
      Other men's health
        Male continence                                         26%                 26%
        Prostate treatments                                      5%                  3%
                                                           -------             -------
        Total                                                   31%                 29%
      Women's health                                            19%                 25%
                                                           -------             -------
      Total                                                    100%                100%

    Geography
      United States                                             84%                 82%
      Outside United States                                     16%                 18%
                                                           -------             -------
      Total                                                    100%                100%

AMERICAN MEDICAL SYSTEMS
APRIL 23, 2003
Page 7 of 7





AMERICAN MEDICAL SYSTEMS HOLDINGS INC.
ADJUSTMENTS TO OPERATING INCOME, NET INCOME,
AND EARNINGS PER SHARE FOR CONSISTENT
PRESENTATION FROM 2002 TO 2003
(In thousands, except per share data)


                                                                   Three months through March
                                                                  ----------------------------
                                                                     2002              2003
                                                                  ----------        ----------
ADJUSTMENTS TO OPERATING INCOME
    Reported operating income                                        $7,721             $8,681
    Add back operating loss for CryoGen                                   0              1,971
                                                                    -------            -------
    Adjusted operating income                                       $ 7,721            $10,652
                                                                    =======            =======

ADJUSTMENTS TO NET INCOME

    Reported net income                                              $5,417             $5,454

    Adjust for 2002 pension fund termination
      Pension accrual reversal                                         (716)                 0
      Tax impact                                                        272                  0
                                                                    -------            -------
      Decrease in net income                                           (444)                 0
                                                                    -------            -------

    Add back after tax loss for CryoGen
      Operating loss for CryoGen                                          0              1,971
      Tax impact                                                          0               (749)
                                                                    -------            -------
      Increase in net income                                              0              1,222

    Adjusted net income                                             $ 4,973            $ 6,676
                                                                    =======            =======

NET INCOME PER SHARE
    Reported
      Basic                                                           $0.17              $0.17
      Diluted                                                         $0.16              $0.16

    Adjusted
      Basic                                                           $0.16              $0.21
      Diluted                                                         $0.15              $0.20